Exhibit 99.1

FOR IMMEDIATE RELEASE
INVESTOR CONTACT:	MEDIA CONTACT:
Mark Kimbrough	Ed Fishbough
615-344-2688	615-344-2810

HCA Previews 2017 Third Quarter Results

Nashville, Tenn., October 18, 2017– HCA Healthcare, Inc. (NYSE: HCA) today announced preliminary financial and operating results for its third quarter ended September 30, 2017. The financial results are subject to finalization of the Company’s quarterly financial and accounting procedures.

HCA anticipates revenues for the third quarter of 2017 to approximate $10.696 billion compared to $10.270 billion in the third quarter of 2016. Net income attributable to HCA Healthcare, Inc. for the third quarter is expected to approximate $426 million, or $1.15 per diluted share, compared to $618 million, or $1.59 per diluted share, in the third quarter of 2016. Results for the third quarter of 2017 include losses on retirement of debt of $39 million, or $0.07 per diluted share. Adjusted EBITDA for the third quarter of 2017 is expected to approximate $1.776 billion compared to $1.957 billion in the previous year’s third quarter. Adjusted EBITDA is a non-GAAP financial measure. A table reconciling expected net income attributable to HCA Healthcare, Inc. to expected Adjusted EBITDA is included in this release.

During the third quarter of 2017, the Company incurred additional expenses and experienced losses of revenues estimated at approximately $140 million, or $0.24 per diluted share, associated with hurricanes Harvey and Irma’s impact on our Corpus Christi, Houston, Florida, Georgia and South Carolina facilities. This amount is prior to any insurance recoveries which the Company may receive.

Also, results for the third quarter of 2017 include a negative impact to operating results related to the Texas Medicaid Waiver program of approximately $50 million, or $0.08 per diluted share. This reflects final settlement amounts related to the program year ended September 30, 2017.

Same facility admissions for the third quarter of 2017 increased 0.6 percent, while same facility equivalent admissions increased 0.3 percent, when compared to the third quarter of 2016. Same facility emergency room visits for the third quarter of 2017 increased 0.3 percent from the prior year’s third quarter. The Company estimates that hurricanes had unfavorable impacts of 30 basis points on same facility admissions growth, 80 basis points on same facility equivalent admissions growth and 30 basis points on same facility emergency visits growth during the third quarter.

Same facility revenue per equivalent admission is expected to increase approximately 2.0 percent in the third quarter of 2017 compared to the prior year’s third quarter.

The financial impact of the hurricanes and the Texas Medicaid Waiver program were not reflected in our previous guidance. The Company’s 2017 guidance ranges for the year have been updated from our July 25, 2017 second quarter release and are as follows:

2017 Updated Guidance Ranges
Revenues	$43.0 to $44.0 billion
Adjusted EBITDA	$8.00 to $8.15 billion
EPS (diluted)	$6.45 to $6.70 per diluted share
Capital Expenditures	Approximately $3.0 billion

The Company’s 2017 updated guidance contains a number of assumptions, including:

•	2017 guidance for EPS (diluted) includes an estimated $90 million income tax benefit, or $0.24 per diluted share, related to the accounting standard which requires the recording of excess tax benefits related to employee equity award settlements as a component of the provision for income taxes. The timing and amounts related to employee equity award settlements are difficult to project and may vary from this estimate.

•	2017 guidance includes expected full-year earnings for the Company’s Oklahoma facilities which are under agreement to be sold. The Company cannot at this time estimate a closing date.

•	2017 guidance includes the impact of acquisitions completed as of September 30, 2017.

•	2017 guidance excludes the impact of items such as, but not limited to, gains or losses on sales of facilities, losses on retirement of debt, legal claim costs and impairments of long-lived assets.

Adjusted EBITDA is a non-GAAP financial measure. A table reconciling net income attributable to HCA Healthcare, Inc. to Adjusted EBITDA is included in this release.

The Company’s updated guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below in the Company’s “Forward-Looking Statements.”

HCA anticipates reporting its complete financial and operating results for the third quarter of 2017 on, or about, October 31, 2017.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s expected results for the third quarter of 2017, the Company’s financial guidance for the year ending December 31, 2017, as well as other statements that do not relate solely to historical or current facts, and are subject to finalization of the Company’s third quarter financial and accounting procedures. Forward-looking statements can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to, (1) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, (2) the impact of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the “Health Reform Law”), including the effects of any repeal of, or changes to, the Health Reform Law or changes to its implementation, the possible enactment of additional federal or state health care reforms and possible changes to other federal, state or local laws or regulations affecting the health care industry, (3) the effects related to the continued implementation of the sequestration spending reductions required under the Budget Control Act of 2011 (the “BCA”), and related legislation extending these reductions, and the potential for future deficit reduction legislation that may alter these spending reductions, which include cuts to Medicare payments, or create additional spending reductions, (4) increases in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (5) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (6) possible changes in Medicare, Medicaid and other state programs, including Medicaid upper payment limit programs or waiver programs, that may impact reimbursements to health care providers and insurers, (7) the highly competitive nature of the health care business, (8) changes in service mix, revenue mix and surgical volumes, including potential declines in the population covered under managed care agreements, the ability to enter into and renew managed care provider agreements on acceptable terms and the impact of consumer driven health plans and physician utilization trends and practices, (9) the efforts of insurers, health care providers and others to contain health care costs, (10) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (11) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (12) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (13) changes in accounting practices, (14) changes in general economic conditions nationally and regionally in our markets, (15) the emergence and effects related to infectious diseases, (16) future divestitures which may result in charges and possible impairments of long-lived assets, (17) changes in business strategy or development plans, (18) delays in receiving payments for services provided, (19) the outcome of pending and any future tax audits, disputes and litigation associated with our tax positions, (20) potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us, (21) the impact of potential cybersecurity incidents or security breaches, (22) our ongoing ability to demonstrate meaningful use of certified electronic health record technology, and (23) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2016 and our other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “Company” and “HCA” as used throughout this release refer to HCA Healthcare, Inc. and its affiliates.

HCA Healthcare, Inc.

Supplemental Non-GAAP Disclosures

Operating Results Summary

(Dollars in millions, except per share amounts)

	Third Quarter
	2017	2016
Revenues	$10,696	$10,270

Net income attributable to HCA Healthcare, Inc.	$426	$618
Gains on sales of facilities (net of tax)	(4)	(2)
Losses on retirement of debt (net of tax)	25	2
Legal claim costs (net of tax)	—	7

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, losses on retirement of debt and legal claim costs (a)	447	625
Depreciation and amortization	539	495
Interest expense	427	432
Provision for income taxes	259	278
Net income attributable to noncontrolling interests	104	127

Adjusted EBITDA (a)	$1,776	$1,957

Adjusted EBITDA margin (a)	16.6%	19.1%

Diluted earnings per share:
Net income attributable to HCA Healthcare, Inc.	$1.15	$1.59
Gains on sales of facilities	(0.01)	(0.01)
Losses on retirement of debt	0.07	0.01
Legal claim costs	—	0.02

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, losses on retirement of debt and legal claim costs(a)	$1.21	$1.61

Shares used in computing diluted earnings per share (millions)	369.834	389.592

The Company’s forecasted operating results are based on current expectations and are subject to finalization of the Company’s third quarter financial and accounting procedures.

(a)	Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, losses on retirement of debt and legal claim costs, and Adjusted EBITDA should not be considered as measures of financial performance under generally accepted accounting principles (“GAAP”). We believe net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, losses on retirement of debt and legal claim costs, and Adjusted EBITDA are important measures that supplement discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, losses on retirement of debt and legal claim costs, and Adjusted EBITDA as the primary measures to review and assess operating performance of its health care facilities and their management teams.

Management and investors review both the overall performance (including net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, losses on retirement of debt and legal claim costs, and GAAP net income attributable to HCA Healthcare, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry. It is reasonable to expect that gains on sales of facilities, losses on retirement of debt and legal claim costs will occur in future periods, but the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our health care facilities and complicate period comparisons of our results of operations and operations comparisons with other health care companies.

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, losses on retirement of debt and legal claim costs, and Adjusted EBITDA are not measures of financial performance under GAAP, and should not be considered as alternatives to net income attributable to HCA Healthcare, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, losses on retirement of debt and legal claim costs, and Adjusted EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, losses on retirement of debt and legal claim costs, and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

HCA Healthcare, Inc.

Supplemental Non-GAAP Disclosures

2017 Operating Results Forecast

(Dollars in millions, except per share amounts)

	For the Year Ending December 31, 2017
	Low	High
Revenues	$43,000	$44,000

Net income attributable to HCA Healthcare, Inc. (a)	$2,400	$2,495
Depreciation and amortization	2,110	2,120
Interest expense	1,690	1,700
Provision for income taxes	1,290	1,325
Net income attributable to noncontrolling interests	510	510

Adjusted EBITDA (a) (b)	$8,000	$8,150

Diluted earnings per share:
Net income attributable to HCA Healthcare, Inc.	$6.45	$6.70
Shares used in computing diluted earnings per share (millions)	372.400	372.400

The Company’s forecasted guidance range is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks.

(a)	The Company does not forecast the impact of items such as, but not limited to, losses (gains) on sales of facilities, losses on retirement of debt, legal claim costs (benefits) and impairments of long-lived assets, because the Company does not believe that it can forecast these items with sufficient accuracy.
(b)	Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles (“GAAP”). We believe Adjusted EBITDA is an important measure that supplements discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon Adjusted EBITDA as a primary measure to review and assess operating performance of its health care facilities and their management teams.

Management and investors review both the overall performance (including net income attributable to HCA Healthcare, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry.

Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income attributable to HCA Healthcare, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.